Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of the SA Funds - Investment Trust:

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the SA U.S. Fixed Income Fund, SA Global Fixed Income Fund, SA U.S. Core Market Fund, SA U.S. Value Fund, SA U.S. Small Company Fund, SA International Value Fund, SA International Small Company Fund, SA Emerging Markets Value Fund and SA Real Estate Securities Fund (the funds constituting the SA Funds - Investment Trust, hereafter referred to as the "Funds") at June 30, 2015, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 2015 by correspondence with the custodian, brokers and transfer agent, provide a reasonable basis for our opinion.




PricewaterhouseCoopers LLP
San Francisco, CA
August 28, 2015